Exhibit 99.1

BUILD-A-BEAR WORKSHOP REPORTS RECORD-BREAKING FIRST QUARTER FISCAL 2025 RESULTS

ST. LOUIS, MO (May 29, 2025) – Build-A-Bear Workshop, Inc. (NYSE: BBW) today announced results for the first quarter of fiscal year 2025 ended May 3, 2025.

●	Total revenues were a first-quarter record $128.4 million, an increase of 11.9%, pre-tax income was a first-quarter record $19.6 million, an increase of 30.6%, and diluted earnings per share was a first-quarter record $1.17, an increase of 42.7%
●	For the first quarter of 2025, the Company returned $7.1 million to shareholders through share repurchases and quarterly dividends, finishing the quarter with $44.3 million in cash
●	The Company reiterates its 2025 revenue guidance and updates its pre-tax income guidance

“We had a solid start to 2025 with record first-quarter revenues, pre-tax income, and EPS, highlighting the strength and appeal of the Build-A-Bear brand, as well as the progress we are making in evolving our business model,” commented Sharon Price John, President and Chief Executive Officer of Build-A-Bear Workshop. “While we are pleased to see our positive momentum continue into the second quarter, looking forward, we are also working toward successfully managing through this dynamic environment, while balancing our long-term strategic initiatives, particularly related to broadening our global retail footprint,” concluded Ms. John.

Voin Todorovic, Chief Financial Officer of Build-A-Bear Workshop, added, “I'm pleased to share that Build-A-Bear posted double-digit revenue growth with continued mid-teens pre-tax margins. Our ongoing strong revenue performance and disciplined expense management have allowed us to continue to return significant capital to shareholders."

First Quarter Fiscal 2025 Results

(13 weeks ended May 3, 2025, compared to the 13 weeks ended May 4, 2024)

●	Total revenues were $128.4 million and increased 11.9%

o	Net retail sales were $119.6 million and increased 10.9%
o	Consolidated e-commerce demand (online orders fulfilled from either the Company’s warehouses or its stores) increased 0.5%
o	Commercial and international franchise revenues were a combined $8.8 million and increased 28.3%

●

Pre-tax income grew 30.6% year over year to $19.6 million, or 15.3% of total revenues. This was an increase of 220 basis points, driven by a 260-basis-point improvement in gross margin, partially offset by a 20-basis-point increase in selling, general and administrative expense (“SG&A”), mainly from higher store-level wages and general inflationary pressures, and a decline in interest income.

●	Diluted earnings per share (“EPS”) was $1.17, an increase of 42.7%, reflecting higher pre-tax income, a reduced share count, and a lower tax rate.

●	Earnings before interest, taxes, depreciation and amortization (“EBITDA”) was $23.1 million, an increase of 26.7%, representing 18.0% of total revenues.

Store Activity

For the quarter, the Company had net new unit growth of 15 global experience locations, comprised of 1 corporately-managed location, 10 partner-operated locations, and 4 franchise locations. At the end of the quarter, Build-A-Bear had 604 global locations, comprised of 369 corporately-managed locations, 148 partner-operated locations, and 87 franchise locations.

Balance Sheet

At the end of the first quarter, cash and cash equivalents totaled $44.3 million, an increase of $6.1 million, or 16.0%, compared to $38.2 million at the end of the first quarter last year. The Company finished the quarter with no borrowings under its revolving credit facility.

Inventory at quarter end was $72.3 million, an increase of $8.3 million, or 12.9%, much of which is an accelerated purchase of core products, compared to the first quarter of last year. The Company remains comfortable with the level and composition of its inventory.

For the first quarter, capital expenditures totaled $2.9 million, compared to $2.4 million last year.

Return of Capital to Shareholders

For the first quarter, the Company utilized $4.2 million in cash to repurchase 108,502 common stock shares and paid shareholders a $2.9 million quarterly cash dividend. The Company has $85.0 million remaining under the board-authorized $100.0 million stock repurchase program adopted on September 11, 2024.

2025 Outlook

The Company reiterates its 2025 revenue guidance and updates its pre-tax income guidance, inclusive of current tariff rates. Specifically, the Company:

●	Continues to expect total revenues to grow on a mid-single-digit percentage basis
●	Now expects pre-tax income in the range of $61 million to $67 million

In addition, for fiscal 2025, the Company:

●	Continues to expect net new unit growth of at least 50 experience locations through a combination of corporately-managed, partner-operated, and franchised business models
●	Continues to expect capital expenditures in the range of $20 million to $25 million
●	Continues to expect depreciation and amortization to approximate $16 million
●	Now expects the tax rate in the range of 22% to 24%, excluding discrete items

The Company’s guidance considers various factors, including the current tariff rates, medical and labor cost pressures, increased freight costs, and ongoing inflationary challenges. Additionally, the Company’s outlook does not contemplate any further material changes in tariffs, the macroeconomic or geopolitical environment, or relevant foreign currency exchange rates.

Note Regarding Non-GAAP Financial Measures

In this press release, the Company’s financial results are provided in accordance with generally accepted accounting principles (GAAP) and using certain non-GAAP financial measures. In particular, the Company provides historic income adjusted to exclude certain costs, which are non-GAAP financial measures. These results are included as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help identify underlying trends in the Company’s business and provide useful information to both management and investors by excluding certain items that may not be indicative of the Company’s core operating results. These measures should not be considered a substitute for or superior to GAAP results. These non-GAAP financial measures are defined and reconciled to the most comparable GAAP measure later in this document.

Webcast and Conference Call Information

Today, at 9:00 AM ET, Build-A-Bear Workshop will host a conference call with investors and financial analysts to discuss its financial results. The call will be webcast on Build-Bear’s Investor Relations website, https://ir.buildabear.com.

The dial-in number for the live conference call is (877) 407-3982 or (201) 493-6780 for international callers. The access code is Build-A-Bear. The call is expected to conclude by 10 AM ET.

A replay of the conference call webcast will be available on the investor relations website for one year. A telephone replay will be available from approximately 1:00 p.m. ET on Thursday, May 29, 2025, until 11:59 p.m. ET on Thursday, June 5, 2025. The telephone replay is available by calling (412) 317-6671 (toll/international) or (844) 512-2921 (toll-free). The access code is 13753263.

About Build-A-Bear

Since its beginning in 1997, Build-A-Bear has evolved to become a beloved multi-generational brand focused on its mission to “add a little more heart to life,” where guests of all ages make their own “furry friends” in celebration and commemoration of life moments. Guests create their own stuffed animals by participating in the stuffing, dressing, accessorizing, and naming of their own teddy bears and other plush toys based on the Company’s own intellectual property and in conjunction with a variety of best-in-class licenses. The hands-on and interactive nature of our more than 600 company-owned, partner-operated and franchise experience locations around the world, combined with Build-A-Bear’s pop-culture appeal, often fosters a lasting and emotional brand connection with consumers and has enabled the Company to expand beyond its retail stores to include e-commerce sales on www.buildabear.com and non-plush branded consumer categories via out-bound licensing agreements with leading manufacturers, as well as the creation of engaging content via Build-A-Bear Entertainment (a subsidiary of Build-A-Bear Workshop, Inc.). The brand’s newest communications campaign, "The Stuff You Love," commemorates more than a quarter-century of creating cherished memories worldwide. Build-A-Bear Workshop, Inc. (NYSE: BBW) posted consolidated total revenues of $496.4 million for fiscal 2024. For more information, visit the Investor Relations section of buildabear.com.

Forward-Looking Statements

This press release contains certain statements that are, or may be considered to be, “forward-looking statements” for the purpose of federal securities laws, including, but not limited to, statements that reflect our current views with respect to future events and financial performance. We generally identify these statements by words or phrases such as “may,” “might,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “intend,” “predict,” “future,” “potential” or “continue,” the negative or any derivative of these terms and other comparable terminology. All the information concerning our future liquidity, future revenues, margins and other future financial performance and results, achievement of operating of financial plans or forecasts for future periods, sources and availability of credit and liquidity, future cash flows and cash needs, success and results of strategic initiatives and other future financial performance or financial position, as well as our assumptions underlying such information, constitute forward-looking information.

These statements are based only on our current expectations and projections about future events. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements, including those factors discussed under the caption entitled “Risks Related to Our Business” and “Forward-Looking Statements” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on April 18, 2025, and other periodic reports filed with the SEC which are incorporated herein.

All our forward-looking statements are as of the date of this Press Release only. In each case, actual results may differ materially from such forward-looking information. We can give no assurance that such expectations or forward-looking statements will prove to be correct. An occurrence of or any material adverse change in one or more of the risk factors or other risks and uncertainties referred to in this Press Release or included in our other public disclosures or our other periodic reports or other documents or filings filed with or furnished to the SEC could materially and adversely affect our continuing operations and our future financial results, cash flows, available credit, prospects, and liquidity. Except as required by law, the Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

All other brand names, product names, or trademarks belong to their respective holders.

Investor Relations Contact

Gary Schnierow, Vice President, Investor Relations & Corporate Finance

garys@buildabear.com

Media Relations Contact

pr@buildabear.com

###

BUILD-A-BEAR WORKSHOP, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Operations
(dollars in thousands, except share and per share data)

	13 Weeks		13 Weeks
	Ended		Ended
	May 3,	% of Total	May 4,	% of Total
	2025	Revenues (1)	2024	Revenues (1)
Revenues:
Net retail sales	$119,589	93.1	$107,868	94.0
Commercial revenue	7,623	5.9	5,985	5.2
International franchising	1,183	1.0	877	0.7
Total revenues	128,395	100.0	114,730	99.9
Cost of merchandise sold:
Cost of merchandise sold - retail (1)	51,571	43.1	49,415	45.8
Cost of merchandise sold - commercial (1)	3,014	39.5	2,533	42.3
Cost of merchandise sold - international franchising (1)	824	69.7	617	70.4
Total cost of merchandise sold	55,409	43.2	52,565	45.8
Consolidated gross profit	72,986	56.8	62,165	54.2

Selling, general and administrative expense	53,555	41.7	47,562	41.5
Interest (income) expense, net	(200)	(0.2)	(426)	(0.4)
Income before income taxes	19,631	15.3	15,029	13.1
Income tax expense	4,312	3.4	3,570	3.1
Net income	$15,319	11.9	$11,459	10.0

Income per common share:
Basic	$1.17		$0.82
Diluted	$1.17		$0.82
Shares used in computing common per share amounts:
Basic	13,080,301		13,925,957
Diluted	13,144,243		14,006,400

(1)

Selected statement of operations data expressed as a percentage of total revenues, except cost of merchandise sold - retail, cost of merchandise sold - commercial and cost of merchandise sold - international franchising that are expressed as a percentage of net retail sales, commercial revenue and international franchising, respectively.  Percentages will not total due to cost of merchandise sold being expressed as a percentage of net retail sales, commercial revenue or international franchising and immaterial rounding.

BUILD-A-BEAR WORKSHOP, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(dollars in thousands, except per share data)

	May 3,	February 1,	May 4,
	2025	2025	2024
ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$44,342	$27,758	$38,233
Inventories, net	72,299	69,775	64,024
Receivables, net	13,800	16,096	9,547
Prepaid expenses and other current assets	12,156	12,669	12,046
Total current assets	142,597	126,298	123,850

Operating lease right-of-use asset	92,699	90,200	72,783
Property and equipment, net	59,260	59,761	53,897
Deferred tax assets	7,667	7,596	8,672
Other assets, net	6,080	6,101	6,074
Total Assets	$308,303	$289,956	$265,276

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$15,890	$16,538	$14,793
Accrued expenses	24,273	16,209	19,552
Operating lease liability short term	26,507	26,841	24,276
Gift cards and customer deposits	14,851	15,791	16,620
Deferred revenue and other	3,830	4,015	3,432
Total current liabilities	85,351	79,394	78,673

Operating lease liability long term	72,957	70,155	56,906
Other long-term liabilities	1,313	1,325	1,356

Stockholders' equity:
Common stock, par value $0.01 per share	132	133	139
Additional paid-in capital	61,602	61,987	64,065
Accumulated other comprehensive loss	(11,295)	(12,554)	(12,153)
Retained earnings	98,243	89,516	76,290
Total stockholders' equity	148,682	139,082	128,341
Total Liabilities and Stockholders' Equity	$308,303	$289,956	$265,276

BUILD-A-BEAR WORKSHOP, INC. AND SUBSIDIARIES
Unaudited Selected Financial and Store Data
(dollars in thousands)

	13 Weeks	13 Weeks
	Ended	Ended
	May 3,	May 4,
	2025	2024

Other financial data:

Retail gross margin ($) (1)	$68,018	$58,453
Retail gross margin (%) (1)	56.9%	54.2%
Capital expenditures (2)	$2,907	$2,430
Depreciation and amortization	$3,700	$3,658

Store data (3):
Number of corporately-managed retail locations at end of period
North America	328	317
Europe	41	40
Total corporately-managed retail locations	369	357

Number of franchised stores at end of period	87	77

Number of third-party retail locations at end of period	148	97

Corporately-managed store square footage at end of period (4)
North America	733,675	729,336
Europe	57,015	55,535
Total square footage	790,690	784,871

(1)

Retail gross margin represents net retail sales less cost of merchandise sold - retail.  Retail gross margin percentage represents retail gross margin divided by net retail sales. Store impairment is excluded from retail gross margin.

(2)	Capital expenditures represents cash paid for property, equipment, and other assets.
(3)	Excludes e-commerce. North American stores are located in the United States and Canada. In Europe, stores are located in the United Kingdom and Ireland. Seasonal locations not included in store count.
(4)

Square footage for stores located in North America is leased square footage.  Square footage for stores located in Europe is estimated selling square footage. Seasonal locations not included in the store count.

BUILD-A-BEAR WORKSHOP, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP figures
(dollars in thousands)

	13 Weeks	13 Weeks
	Ended	Ended
	May 3,	May 4,
	2025	2024
Income before income taxes (pre-tax)	$19,631	$15,029
Interest (income) expense, net	(200)	(426)
Depreciation and amortization expense	3,700	3,658
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$23,131	$18,261